UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: November 28, 2008

Commission file number 1-8198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	86-1052062 (IRS Employer Identification Number)
26525 North Riverwoods Boulevard Mettawa, Illinois (Address of principal executive offices)	60045 (Zip Code)

(224) 544-2000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 4, 2008, HSBC Finance Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “June 2008 10-Q”) with the Securities and Exchange Commission (“SEC”). In the June 2008 10-Q, the Company presented the results of its operations in the United Kingdom as discontinued operations. In addition, the Company presented updated business segment disclosures based on organizational structure changes that occurred during the first half of 2008 as well as disclosing receivables held for sale separately on the balance sheet.

The voluntary supplemental information included in this Form 8-K provides historical comparative financial results reflecting changes to prior disclosures related to discontinued operations and segment results as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005. To provide uniformity of presentation, we have revised disclosures to reflect receivables held for sale separately in all periods shown. Additionally, we are providing immaterial correcting disclosure of previously reported delinquency statistics and nonaccrual receivable balances in our Mortgage Services operations as of December 31, 2007 and 2006. The supplemental information should be read in conjunction with the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 3, 2008.

DISCONTINUED OPERATIONS

In May 2008, the Company sold all of the common stock of Household International Europe, the holding company for its United Kingdom operations (“U.K. Operations”) to HSBC Overseas Holdings (UK) Limited (“HOHU”), a subsidiary of HSBC. The sales price was GBP 181 million (equivalent to approximately $359 million). At the time of the sale, the assets of the U.K. Operations consisted primarily of net receivables of $4.6 billion and the liabilities consisted primarily of amounts due to HSBC affiliates of $3.6 billion. As a result of this transaction, HOHU assumed the liabilities of the U.K. Operations outstanding at the time of the sale. Because the sale was between affiliates under common control, the book value of the Company’s investment in the U.K. Operations in excess of the consideration received which totaled $576 million was recorded as a decrease to common shareholder’s equity. Of this amount, $196 million was reflected as a decrease to additional paid in capital and $380 million was reflected as a decrease to other comprehensive income, primarily related to foreign currency translation adjustments. As the sale was between affiliates under common control, the related tax loss was deferred and no current benefit was taken.

As required by Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the results of the U.K. Operations were reported in the June 2008 10-Q Unaudited Consolidated Statement of Income (Loss) and Unaudited Consolidated Statement of Cash Flows as discontinued operations for the periods presented. The assets and liabilities of the U.K. Operations were included in the Consolidated Balance Sheet (Unaudited) as Assets of discontinued operations and Liabilities of discontinued operations for the periods presented. As a result of showing the U.K. Operations separately on the balance sheet, certain reclassifications related to intercompany balances have resulted in immaterial changes to total assets and total liabilities as of December 31, 2007 and 2006.

Exhibit 99.01 to this Form 8-K presents the results of the U.K. Operations separately as discontinued operations in the Company’s Consolidated Statement of Income (Loss) and Consolidated Statement of Cash Flows for all periods presented. Additionally, the assets and liabilities of the U.K. Operations are presented in the Consolidated Balance Sheet as Assets of discontinued operations and Liabilities of discontinued operations for all periods presented. Unless otherwise indicated, information included in the notes to consolidated financial statements have been revised to reflect continuing operations for all periods presented.

SEGMENT CHANGES

Through 2007, the Company reported the results of operations in three business segments: Consumer, Credit Card Services and International. In May 2007, the Company decided to integrate its Retail Services business, which had historically been included in the Consumer Segment, into its Credit Card Services business. In the first quarter of 2008, the Company completed the integration of management reporting for its Credit Card Services and Retail Services business which has resulted in the combination of these previously separate businesses into one reporting unit and began reporting results for the Cards and Retail Services reporting unit as a reportable segment in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The Company’s segment disclosures are reported on a continuing operations basis. As discussed above, the Company’s U.K. Operations, which were historically reported in the International Segment, are now reported as discontinued operations and are no longer included in the segment presentation. Additionally, in July 2008 we decided to sell the common stock of HSBC Financial Corporation Limited, the holding company of our Canadian operations, to an HSBC affiliate. We anticipate the sale of our Canadian operations, which were historically reported in the International Segment, will be completed in the fourth quarter of 2008. Under IFRS, these operations are classified as discontinued operations and are no longer included in our segment presentation. As our Canadian operations are not currently considered discontinued operations under U.S. GAAP, they are included in the reconciliation to U.S. GAAP consolidated totals for continuing operations

As a result, beginning in the second quarter of 2008 and going forward, the Company is reporting its financial results under two reportable segments: Consumer and Card and Retail Services. The Consumer segment consists of the Company’s Consumer Lending, Mortgage Services and Auto Finance businesses. The Card and Retail Services segment includes the domestic MasterCard, Visa, private label and other credit card operations. The All Other caption includes the Insurance, Taxpayer Financial Services and Commercial businesses, each of which falls below the quantitative threshold test under SFAS No. 131 for determining reportable segments, as well as the corporate and treasury activities. Segment financial information has been restated for all periods presented to reflect this new segmentation. There have been no other changes in the basis of the Company’s segmentation or measurement of segment profit as compared with the presentation in the 2007 Form 10-K.

RECEIVABLES HELD FOR SALE

Prior to June 30, 2008, receivables held for sale continued to be presented as receivables in the Consolidated Balance Sheet as receivables held for sale were immaterial in comparison to the balance of the entire receivable portfolio. During the second quarter of 2008, the Company identified certain real estate secured, auto finance and credit card receivables of approximately $9.4 billion which it no longer had the intent to hold for the foreseeable future and anticipated a significant amount would be sold in the near term. Accordingly, these receivables, which were previously held for investment purposes, have been classified as receivables held for sale. Due to the significant increase in receivables held for sale, in the June 2008 10-Q the Company presented all receivables held for sale as a separate line item in the Consolidated Balance Sheet for all periods presented and will continue to do so in future periods, to the extent material. The revised disclosures are in Note 7, “Receivables and Receivables Held for Sale,” and are reflected in the Consolidated Balance Sheet in Exhibit 99.01 hereto.

CORRECTING DISCLOSURE

As previously disclosed in the recently filed Form 10-Q for the period ended September 30, 2008, as a result of the continuing integration of the Consumer Lending and Mortgage Services operations, it was discovered that certain systems coding within the Mortgage Services loan servicing platform had the effect of excluding a small portion of delinquent and nonaccrual mortgage loans from the Company’s calculations. The Company believes the impact on its delinquent receivables statistics and nonaccrual receivable disclosures is immaterial but has revised the delinquent real estate secured receivables and nonaccrual receivable disclosures as of December 31, 2007 and 2006 as well as the disclosure of foregone interest income and interest income on nonaccrual receivables for the years ended December 31, 2007 and 2006. The revised disclosures, as summarized below, are found in Note 7, “Receivables and Receivables Held for Sale,” and Note 9, “Asset Securitization,” in Exhibit 99.01 hereto.

	As Reported
	(Adjusted to
	Continuing
	Operations Basis of
	Reporting)	Revised

Nonaccrual consumer receivables:
December 31, 2007	$7.2 billion	$7.5 billion
December 31, 2006	4.4 billion	4.6 billion
Foregone interest income:
Year ended December 31, 2007	$919 million	$938 million
Year ended December 31, 2006	582 million	596 million
Interest income on nonaccrual consumer receivables:
Year ended December 31, 2007	$499 million	$500 million
Year ended December 31, 2006	309 million	310 million
Real estate secured delinquency ratio:
December 31, 2007	7.11%	7.37%
December 31, 2006	3.46	3.60
Consumer delinquency ratio:
December 31, 2007	7.41%	7.56%
December 31, 2006	4.43	4.53
Total delinquency ratio:
December 31, 2007	7.40%	7.55%
December 31, 2006	4.43	4.52

* * * * * * * * * * * * * * * *

Attached hereto as Exhibit 99.01 and incorporated by reference herein are updated historical consolidated financial statements of HSBC Finance Corporation which reflects the U.K. Operations as discontinued operations, the updated business segment disclosures, revised delinquency statistics for the Mortgage Services and total real estate secured receivable portfolios for 2007 and 2006 as well as the presentation of receivables held for sale as a separate line item in the Consolidated Balance Sheet. The historical consolidated financial statements included in Exhibit 99.01 shall serve as the historical consolidated financial statements of HSBC Finance Corporation for existing and future filings made pursuant to the Securities Act of 1933, as amended, until the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

99.01	Historical audited consolidated financial statements of HSBC Finance Corporation, reflecting discontinued operations, changes in segments as well as changes in presentation for receivables held for sale. Also included is the Report of Independent Registered Public Accounting Firm dated March 3, 2008, except as to Notes 1, 2, 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 19, 20, 21, 22, 23, 24, 25, 26 and 27, which are dated as of November 28, 2008.
99.02	Consent of KPMG LLP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2008

HSBC Finance Corporation
(Registrant)

By:	/s/ Iain J. MacKay
Iain J. MacKay
Senior Executive Vice President and
Chief Financial Officer